EXHIBIT 23(d)(2)(pp)
                                FORM OF AGREEMENT
                       IDEX TRANSAMERICA SMALL COMPANY AND
                            IDEX TRANSAMERICA EQUITY

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                              IDEX MANAGEMENT, INC.
                                       AND
                     TRANSAMERICA INVESTMENT SERVICES, INC.

         SUB-ADVISORY AGREEMENT, made as of the 1st day of March, 2000, between IDEX Management, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Delaware and Transamerica Investment Services, Inc. ("Sub-Adviser"), a corporation organized and existing under the laws of the State of _________.

         WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of March, 2000 ("Advisory Agreement") with IDEX Mutual Funds ("IDEX"), a Massachusetts business trust which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, IDEX is authorized to issue shares of IDEX Transamerica Small Company and IDEX Transamerica Equity ( each a "Fund," collectively, the "Funds"), separate series of IDEX;

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to each Fund and the Sub-Adviser is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to each Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE SUB-ADVISER.

                  A. INVESTMENT SUB-ADVISORY SERVICES. Subject to the supervision of the IDEX Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of each Fund in accordance with each Fund's investment objective, policies, and restrictions as provided in the IDEX Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or IDEX by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Fund in a manner consistent with each Fund's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of each Fund, is authorized, in its discretion and without prior consultation with each Fund or the Investment Adviser, to:

              (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

              (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

                  B. ADDITIONAL DUTIES OF SUB-ADVISER. In addition to the above, Sub-Adviser shall:

              (1) furnish continuous investment information, advice and recommendations to IDEX as to the acquisition, holding or disposition of any or all of the securities or other assets which each Fund may own or contemplate acquiring from time to time;

              (2) cause its officers to attend meetings of IDEX and furnish oral or written reports, as IDEX may reasonably require, in order to keep IDEX and its officers and Board fully informed as to the condition of the investment securities of each Fund, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

              (3) furnish such statistical and analytical information and reports as may reasonably be required by IDEX from time to time.

                  C. FURTHER DUTIES OF SUB-ADVISER. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the IDEX Restatement of Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly, (i) an investment management fee as specified in Schedule A of this Agreement, (ii) less 50% of any amount reimbursed to a Fund by the Investment Adviser pursuant to any expense limitations. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

Any amount borne by Sub-Adviser pursuant to (ii) above in this paragraph constitutes an agreement between the Investment Adviser and the Sub-Adviser only for the first twelve months following commencement of a Fund's investment operations. The fee payable to the Sub-Adviser pursuant to this paragraph will not be waived by the Sub-Adviser or otherwise reduced by any waiver or expense limitation affecting the fee that is payable to the Investment Adviser under the Investment Advisory Agreement, except as mutually agreed to by the Sub-Adviser and the Investment Adviser. In no event will any amount to be borne by the Sub-Adviser pursuant to (ii) above or pursuant to such further mutual agreement between the Sub-Adviser and the Investment Adviser exceed the amount of fee payable to the Sub-Adviser pursuant to (i) above in this paragraph.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

                  B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The IDEX Restatement of Declaration of Trust, as filed with the State of Massachusetts, as in effect on the date hereof and as amended from time to time ("Trust");

                  (2) The By-Laws of IDEX as in effect on the date hereof and as amended from time to time ("By-Laws");

                  (3) Certified resolutions of the Board of IDEX authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

                  (4) The IDEX Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to each Fund and its shares and all amendments thereto ("Registration Statement");

                  (5) The Notification of Registration of IDEX under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

                  (6) The IDEX Prospectus (as defined above); and

                  (7) A certified copy of any publicly available financial statement or report prepared for IDEX by certified or independent public accountants, and copies of any financial statements or reports made by each Fund to its shareholders or to any governmental body or securities exchange.

         The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of each Fund or the public, which refer to the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

         5.       BROKERAGE.

                  A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of a Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

                  B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to IDEX and to its other clients.

                  C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by each Fund shall be placed in accordance with the standards set forth in the Advisory Agreement.

         6.       OWNERSHIP OF RECORDS.

         The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of IDEX. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for IDEX are the property of IDEX, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for IDEX and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to IDEX any records that it maintains for IDEX upon request by IDEX; provided, however, the Sub-Adviser may retain copies of such records.

         7.       REPORTS.

         The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       SERVICES TO OTHERS CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of IDEX, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9.       SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

         The Sub-Adviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to each Fund.

         10.      LIMITATION OF LIABILITY OF THE SUB-ADVISER.

         Neither the Sub-Adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Sub-Adviser, IDEX (at the direction or request of the Sub-Adviser) or the Sub-Adviser in connection with the Sub-Adviser's discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any error of fact or mistake of law contained in any report or date provided by the Sub-Adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Fund or from reckless disregard by the Sub-Adviser or any such person of the duties of the Sub-Adviser pursuant to this Agreement.

         11.      REPRESENTATIONS OF SUB-ADVISER.

         The Sub-Adviser represents, warrants, and agrees as follows:

                  A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

                  B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and IDEX with a copy of such code of ethics, together with evidence of its adoption.

                  C. The Sub-Adviser has provided the Investment Adviser and IDEX with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

         12.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of IDEX who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of each Fund's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to each Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of each Fund; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of IDEX who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to IDEX, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         13.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of each Fund on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         14.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of each Fund's outstanding voting securities and a vote of a majority of those Trustees of IDEX who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, unless otherwise permitted in accordance with the 1940 Act.

         15.      MISCELLANEOUS.

                  A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. INTERPRETATION. Nothing herein contained shall be deemed to require IDEX to take any action contrary to its Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of IDEX.

                  E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                                  IDEX MANAGEMENT, INC.

                                         By:
------------------------------------        ----------------------------------
Secretary                                Name: Thomas R. Moriarty
                                         Title: President and Chief
                                                Executive Officer

Attest:                                  Transamerica Investment Services, Inc.

                                         By
------------------------------------        ----------------------------------
                                         Name:
                                         Title:

Sub-Advisory Agreement


                                   SCHEDULE A
                                SUB-ADVISORY FEE

------------------------------------------ --------------------------------------- --------------------------
                  FUND                                  COMPENSATION                   TERMINATION DATE
------------------------------------------ --------------------------------------- --------------------------
    IDEX TRANSAMERICA SMALL COMPANY *         50% of the fees received by the           April 30, 2002
                                           Investment Adviser under the Advisory
                                                         Agreement
------------------------------------------ --------------------------------------- --------------------------
       IDEX TRANSAMERICA EQUITY *             50% of the fees received by the           April 30, 2002
                                           Investment Adviser under the Advisory
                                                         Agreement
------------------------------------------ --------------------------------------- --------------------------

*If a similar fund is offered by the WRL Series Fund, Inc. at some future date, the fees payable for the Fund will be based upon the average daily net assets, on a combined basis, for both the WRL and IDEX similar funds.